UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2014

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

333-135585 (Commission File Number)	65-0958798 (IRS Employer Identification No.)
8000 North Federal Highway, Boca Raton, Florida (principal executive offices)	33487 (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2014 the registrant entered into a definitive written agreement with Collabria LLC (“Collabria”). Pursuant to the agreement, the registrant has agreed to license the rights to use, reproduce, market and license Collabria’s emergency notification software, trade named ReadyOp™. ReadyOp software is designed for fast, efficient access to information and for communication with multiple persons, groups and agencies.

This agreement will remain in effect for an initial term of five years unless either the registrant or Collabria sooner terminates the agreement upon not less than 30 days prior written notice. Upon expiration of the agreement, the registrant’s only obligation to Collabria shall be the payment of all outstanding obligations to Collabria as described in the agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.11- Agreement of August 15, 2014 between the registrant and Collabria LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: August 20, 2014

By: /s/ Larry Reid

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Larry Reid

Chef Executive Officer